                                                                  EXHIBIT 21.1

                          FIVE STAR QUALITY CARE, INC.
                         SUBSIDIARIES OF THE REGISTRANT

Five Star Quality Care Holding Co., Inc. (Delaware)
Five Star Quality Care Trust (Maryland)
Five Star Quality Care-AZ, LLC (Delaware)
Five Star Quality Care-CA, Inc. (Delaware)
Five Star Quality Care-CA, LLC (Delaware)
Five Star Quality Care-Colorado, LLC (Delaware)
Five Star Quality Care-CT, LLC (Delaware)
Five Star Quality Care-GA, LLC (Delaware)
Five Star Quality Care-IA, Inc. (Delaware)
Five Star Quality Care-IA, LLC (Delaware)
Five Star Quality Care-KS, LLC (Delaware)
Five Star Quality Care-MI, Inc. (Delaware)
Five Star Quality Care-MI, LLC (Delaware)
Five Star Quality Care-MO, LLC (Delaware)
Five Star Quality Care-NE, Inc. (Delaware)
Five Star Quality Care-NE, LLC (Delaware)
Five Star Quality Care-WI, LLC (Delaware)
Five Star Quality Care-WY, LLC (Delaware)
FS Lafayette Tenant Trust (Maryland)
FS Lexington Tenant Trust (Maryland)
FS Tenant Pool I Trust (Maryland)
FS Tenant Pool III Trust (Maryland)
FS Tenant Pool IV Trust (Maryland)
FSQ Acquisition, Inc. (Delaware)